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Exhibit 10.6

AGREEMENT OF LEASE BETWEEN

JOSEPH RUBENFELD, LANDLORD

AND

KOREA FIRST BANK OF NEW YORK, TENANT

i

Air Conditioning	17
Certificate of Occupancy	17
Lease Not Binding Unless Executed	17
Tenant's Operating Obligations	17
Tenant's Use	18
[Intentionally Omitted]	18
Interest	18
Utilities	18
[Intentionally Omitted]	19
Signs	19
Landlord's Cooperation	19
Notice	19
Shoring	19
Definitions	20
Entire Agreement	20
New York Law	20
Waiver of Trial by Jury	20
Descriptive Notes	20
Successors and Assigns	21
[Intentionally Omitted]	21
Brokerage	21
Late Charges	21
Zoning Resolution	21
Further Encumbrances	21
Tenant's Right of First Refusal to Purchase	21
Like Kind Exchange	22
Assignment and Assumption of Easement	23
Landlord's Consent	23
Termination	23
Refusal and Option

ii

    THIS INDENTURE, made as of the 10th day of April, between JOSEPH RUBENFELD, residing at 118 East 60th Street, New York, party of the first part, hereinafter referred to as Landlord, and KOREA FIRST BANK OF NEW YORK, a New York corporation, having an office at 29 West 30th Street, New York, N.Y. 10001, party of the second part, hereinafter referred to as Tenant.

W I T N E S S E T H:

    That Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described in Schedule A hereto annexed and made part hereof with same force and effect as though herein at length set forth, which premises are hereinafter called "The Demised Premises"; said Premises are known as and by the street address 138-02 Northern Boulevard, Flushing, New York 11354, Block 5010, Lot 20.

    SUBJECT to the estates, interest, liens, charges, encumbrances and matters set forth in Schedule B hereto annexed and made part hereof with the same force and effect as though herein at length set forth:

    TO HAVE AND TO HOLD the demised premises pursuant to this net lease for the term of thirty (30) years to commence on April 10, 1992 (hereinafter referred to as the "Commencement Date"), and to end on March 31, 2022 (the "Expiration Date"), both dates inclusive (unless such term shall be sooner terminated as hereinafter provided) at the minimum annual rental rate of: (i) As provided in Paragraph No. 1 hereafter, from the Commencement Date through and including the Expiration Date, payable in equal monthly installments in advance on the first day of each and every month during the term, together with the additional rent hereinafter reserved, all of which shall be payable to Landlord at Landlord's address above-stated or at such other place or to such other person as Landlord shall by notice direct, in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, without setoff or deduction whatsoever.

    The Tenant shall have the option to extend the term of this lease for a period of eighteen (18) years ten (10) months from the time that the first thirty year period ends on March 31, 2022. The rents for the option period shall be computed in the same manner as for the first thirty (30) year period as they were agreed upon at the execution of the lease.

    Possession shall be given and the rental term shall commence as of the date of the execution of this lease. This lease and all its terms and conditions is expressly conditioned upon and subject to the initial approval or notice of approval of both the New York State Banking Department and the Federal Deposit Insurance Corporation.

It is hereby mutually covenanted and agreed by and between the parties hereto that this lease is made upon the foregoing and upon the following agreements, terms, covenants and conditions:

    1.  Minimum Rent and Adjustments.  The minimum annual rental rate reserved in this lease and payable hereunder shall be adjusted as of the times and in the manner set forth in this Article.

  (a)
  The minimum annual rental rate for the first year of the term of this lease commencing April 10, 1992 shall be at the annual rate of One Hundred Ninety Thousand Dollars ($190,000.00), ($15,833.33 per month). Actual payment of rent shall commence on October 1, 1992 (see 1(b) below). Tenant shall be entitled to a rental credit for the first ten days of October, 1992, so that the actual rent due for October, 1992 shall be $10,725.80

  (b)
  The Tenant shall be given a concession for the first six (6) months of the term of this lease which concession shall consist of Tenant being allowed to occupy the demised premises rent free for the aforesaid first six (6) month period. This concession shall be granted to Tenant for the purposes of Tenant making improvements to the demised premises.

  (c)
  Beginning on April 1, 1993, the minimum annual rent shall be increased to the sum of Two hundred Thousand Dollars ($200,000.00) per annum ($16,666.67 per month).

  (d)
  Beginning on April 1, 1996 and on April 1, every three years thereafter for the remainder of the term of this lease, including the option period if exercised by the Tenant, the Tenant shall pay to the Landlord as the new annual rent for each of the subsequent three (3) years, an increase equal to five per cent (5%) of the previous three (3) years' period annual rent added onto that previous three (3) years' period annual rent amount. This new rent amount, including the increase, if any, shall serve as the rent upon which each subsequent three (3) year annual rent increase shall be added.

Example:	Annual Rent April 1, 1993	$200,000
	Annual Rent April 1, 1996	210,000
	Annual Rent April 1, 1999	220,500
  (e)
  In no event shall the minimum annual rental rate be reduced.

  (f)
  Any delay or failure of Landlord in computing or billing for the rent adjustments waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.

  (g)
  Tenant shall pay the minimum annual rent and adjustments as above provided and the additional rent as hereinafter provided.

    2.  Additional Rent.  All taxes, charges, costs and expenses which Tenant assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay the same as herein provided, all other damages, cost and expenses which Landlord may suffer or incur, and any and all other sums which may become due, by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this lease on Tenant's part to be performed, and each or any of them, shall be deemed to be additional rent and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided in the case of non-payment of rent.

    3.  Taxes.

    (a) Tenant shall bear, pay and discharge, on or before the last day on which payment may be made without penalty or interest, all taxes, assessments, water rents, rates and charges, sewer rents, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof, which shall or may during the term be charged, laid, levied, assessed, imposes, become due and payable, or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for, the demised premises or any part thereof, or any buildings, appurtenances or equipment thereon or therein or any part thereof, or the sidewalks or streets in front of or adjoining the demised premises, and all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to the foregoing under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of the federal, state, county and city governments and of all other governmental authorities whatsoever, and all fees and charges of public and governmental authorities for construction, maintenance, occupation or use during the term of any vault, passageway or space in, over or under any sidewalk or street on any or adjacent to the demised premises, or for construction, maintenance or use during the term of any part of any building covered hereby within the limits of any street. To the extent that the same may be permitted by law and shall not be inconsistent with any existing or future mortgage or mortgages affecting the demised premises, Tenant shall have the right to apply for the conversion of any special assessment for local improvements in order to cause the same to be payable in installments, and upon such conversion, Tenant shall be obligated to pay and discharge punctually only such of said installments as shall become due and payable during the term. Tenant shall within twenty (20) days after the time above provided for the payment by Tenant of any such tax, assessment, water rent, rate or charge, sewer rent or other governmental imposition or charge produce and exhibit to Landlord satisfactory evidence of such payment.

    (b) All such taxes, water rents, rates and charges, sewer rents and other governmental impositions and charges which shall be charged, laid, levied, assessed or imposed for each fiscal period in which the term of this lease commences and terminates shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of each such fiscal period during which such term shall be in effect.

    (c) Tenant shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct promptly at its own expense, and free of any expense to Landlord, and if necessary, in the name of Landlord), any tax, assessment, water rent, rate or charge, sewer rent or other governmental imposition or charge aforementioned. Tenant may defer payment of a contested item upon condition that, before instituting any such proceedings, Tenant shall furnish to Landlord, or to any mortgagee Landlord may designate, a surety company bond, a cash deposit, or other security satisfactory to Landlord and such mortgagee, sufficient to cover the amount of the contested item or items, with interest and penalties, for the period which such proceedings may be expected to take, securing payment of such contested items, interest and penalties, and all costs in connection therewith. Notwithstanding the furnishing of any such bond or security other than a cash deposit, Tenant shall promptly pay such contested item or items if at any time the demised premises or any part thereof shall be in danger of being sold, forfeited or otherwise lost. If, however, Tenant shall have made a cash deposit, in any such event Landlord or such mortgagee, as the case may be, may pay such contested item or items out of such deposit. When any such contested item or items shall have been paid or cancelled, any balance of any such cash deposit not so applied shall be repaid to Tenant without interest. The legal proceedings herein referred to shall include appropriate proceedings to review tax assessments and appeals from orders therein and appeals from any judgments, decrees or orders, but all such proceedings shall be begun as soon as possible after the imposition or assessment of any contested item and shall be prosecuted to final adjudication with dispatch. If there shall be any refund with respect to any contested item based on a payment by Tenant, Tenant shall be entitled to the same to the extent of such payment, subject to apportionment as provided in the foregoing subdivision (b).

    (d) It is the intention of the parties that the rent herein reserved is net and that the Landlord shall receive the same free from all taxes that by provisions hereof are made payable by Tenant, and that Tenant shall pay all costs, charges, expenses and damages which shall or may be chargeable during the term against the demised premises and, except for the execution and delivery hereof, would or could have been payable by Landlord.

    (e) Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax, or capital levy that is or may be imposed upon Landlord, its successors or assigns; provided, however, that in any case where a tax may be levied, assessed or imposed upon the income arising from the rent hereunder for the use and occupancy of the demised premises in lieu of or as substitute, in whole or in part, for a real estate tax upon the demised premises, Tenant shall pay the same.

    (f)  Tenant shall not be responsible for any tax increases resulting from the sale of the building or from the increase in the amount of the mortgage on the building.

    4.  Assignment and Subletting.

    (a) Tenant may upon written notice to Landlord assign this lease or sublet the demised premises in whole or in part. Any such assignment or subletting of any part of the demised premises shall be allowable only as long as the assignment or sublease are subject to the main lease herein and the assignor remains liable under the terms of the lease, and provided:

       (i) Tenant at the time of said assignment or subletting shall not be in default in the payment of any minimum rent or additional rent provided to be paid by Tenant hereunder and further that Tenant is not then in material default otherwise under this lease;

      (ii) Each assignee of this lease shall assume, and each subtenant of this lease shall take subject to, in writing, all of the terms, covenants and conditions of this lease on the part of Tenant hereunder to be performed and observed;

      (iii) An original or duplicated original of the instrument of assignment and assumption or of the sublease agreement shall be delivered to Landlord within five (5) days following the making thereof;

      (iv) Any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this lease; and

    (b) If this lease be assigned or transferred, or if the demised premises be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the rent reserved herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any agreement, term, covenant or condition hereof, or a release of Tenant from the performance or further performance by Tenant of the agreements, terms, covenants and conditions hereof, and Tenant shall continue to be liable hereunder in accordance with the agreements, terms, covenants and conditions hereof.

    5.  Permanent Building Improvements.

    (a)(i) Permanent Building Improvements shall mean the restoration, refurbishing and/or remodeling of the facade and roof portions of the demised premises, and other exterior and interior improvements including, but not limited to carpeting, wall coverings, installation of lighting fixtures and painting. Tenant shall have the right to make permanent building improvements in the demised premises so long as the value of said building is not reduced by any alteration made by the tenant.

      (ii) It is expressly understood and agreed that the Permanent Building Improvements shall be performed in compliance with all applicable rules, regulations and laws of any governmental department or agency having jurisdiction thereof, as well as in compliance with the provisions of this lease.

      (iii) Tenant and its contractors shall employ only labor in the performance of such Permanent Building Improvements which shall be compatible with the other labor in the Building and Tenant agrees to employ only first class workerlike contractors and labor.

      (iv) Tenant and any contractor or contractors employed by the Tenant to render services and furnish labor to the demised premises, shall be covered by Worker's Compensation Insurance and a certificate thereof shall be furnished to the Landlord before commencement of any work by any contractor, sub-contractor, their agents, servants or employees.

      (v) Promptly following the completion of all Permanent Building Improvements, and as soon as reasonably feasible, the Tenant shall obtain and furnish to Landlord all appropriate certifications from all authorities having jurisdiction to the effect that all Permanent Building Improvements have been performed and completed in accordance with the filed plans, if any, and with all laws, rules, regulations and orders of said authorities having jurisdiction.

      (vi) Tenant, at its expense, shall procure each and every permit, license, franchise, or other authorization required for the performance of such Permanent Building Improvements.

     (vii) Tenant shall be responsible for Tenant's contractors, sub-contractors, material suppliers and laborers furnishing to Landlord: (1) a partial release of lien simultaneously with each payment by Tenant to Tenant's contractors, sub-contractors, material suppliers and laborers for any labor performed or materials furnished and (2) [ILLEGIBLE] immediately upon a final payment by Tenant to Tenant's contractors, sub-contractors, material suppliers and laborers for any labor performed or materials furnished.

     (viii) All Permanent Building Improvements shall become the property of Landlord upon installation thereof and shall be surrendered by Tenant in good order and condition, reasonable wear and tear excepted, upon the expiration or sooner termination of the term of the lease, except that at the expiration of the term of the lease, the Tenant at its option shall be allowed to remove the bank vault, teller's counter and the safe deposit boxes, provided that in such event, the Tenant shall restore the demised premises to the condition that existed at the commencement of this lease.

      (ix) It is expressly understood and agreed that Landlord shall not be responsible for any repair, replacement or maintenance of any Permanent Building Improvements.

    6.  Repairs.  Tenant shall, at all times during the term, and at its own cost and expense, put, keep, replace and maintain in thorough repair and in good, safe and substantial order and condition, all buildings and improvements on the demised premises at the commencement of the term and thereafter erected on the demised premises, or forming part thereof, and their full equipment and appurtenances, both inside and outside, structural and non-structural, extraordinary and ordinary, howsoever the necessity or desirability for repairs may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise; and shall use all reasonable precaution to prevent waste, damage or injury. Tenant shall also, at its own cost and expense, put, keep, replace and maintain in thorough repair and in good, safe and substantial order and condition, and free from dirt, snow, ice, rubbish and other obstructions or encumbrances, the sidewalks, areas, coal chutes, sidewalk hoists, railings, gutters and curbs in front of and adjacent to the demised premises.

    Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever during the term, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light and power.

    Landlord shall in no event be required to make any alterations, rebuildings, replacements, changes, additions, improvements or repairs during the term.

    7.  Mechanics' Lien.  Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the demised premises or in the buildings and improvements [ILLEGIBLE] agreed that should Tenant cause any alterations, rebuildings, replacements, changes, additions, improvements or repairs to be made to the demised premises, or cause any labor to be performed or material to be furnished therein, thereon or thereto, neither Landlord nor the demised premises shall under any circumstances be liable for the payment of any expense incurred or for the value of any work done or material furnished, but all such alterations, rebuildings, replacements, changes, additions, improvements and repairs, and labor and material, shall be made, furnished and performed at Tenant's expenses, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen furnishing and performing such labor and material.

    If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien, charge or order for the payment of money shall be filed against the demised premises or any building or improvements thereon, or against Landlord or any conditional bill of sale or chattel mortgage shall be filed for or affecting any equipment or any materials used in the construction or alteration of any such materials used in the construction or alternation of any such building or improvement (whether or not such lien, charge or order, conditional bill of sale or chattel mortgage is valid or enforceable as such), Tenant shall, at its own cost and expense, cause the same to be canceled and discharged of record or bonded within ninety (90) days after the date of filing thereof.

    8.  Requirements of Law.

    (a) During the term Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and city governments and of all other governmental authorities having or claiming jurisdiction over the demised premises or appurtenances of any part thereof, and of all their respective departments, bureaus and officials, and of the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions, and of all insurance companies writing policies covering the demised premises or any part thereof, whether such laws, ordinances, requirements, orders, directions, rules or regulations relate to structural alterations, changes, additions, improvements, requirements or repairs, either inside or outside, extraordinary or ordinary, or otherwise, to or in and about the demised premises, or any building thereon, or to any vaults, passageways, franchises or privileges appurtenant thereto or connected with the enjoyment thereof or to alterations, changes, additions, improvements, requirements or repairs incident to or as a result of any use or occupation thereof, or otherwise, including, without limitation, the removal of any encroachment on the street or on adjoining premises by any building on the demised premises, and whether the same are in force at the commencement of the term or may in the future be passed, enacted or directed.

    (b) Without limiting the generality of the foregoing, Tenants shall also:

       (i) procure each and every permit, license, certificate or other authorization, required in connection with the lawful and proper use of the damaged premises or required in connection with any building or improvement now or hereafter erected thereon;

      (ii) require each and every person cleaning any window or windows on the demised premises from the outside to use the equipment and safety devices which may from time to time be required by Section 202 of the Labor Law of the State of New York and the rules supplemental thereto of any board or body administering such section, as said section or rules now exist or may hereafter be amended or supplemented.

    (c) Tenant, only after notice to Landlord, may, be appropriate proceedings conducted promptly at Tenant's own expense, in Tenant's name and/or (whenever necessary) Landlord's name, contest in good faith the validity or enforcement of any such statute, law, ordinance, regulation or order, and may defer compliance therewith, provided (i) such deferment shall not constitute a crime on the part of Landlord, (ii) Tenant shall diligently prosecute such contest to a final determination by a court, department or governmental authority or body having jurisdiction thereof, and (iii) Tenant shall furnish Landlord with such security by bond or otherwise, as Landlord may request in connection with such contest.

    9.  Insurance.

    (a) Tenant agrees, at Tenant's sole cost and expense, to keep the demised premises insured at all times throughout the term of this lease, including any period or periods of time during which any renovation or remodeling is being made to the demised premises against loss or damage by fire, lightning, wind storm, explosion, riot, riot attending a strike, civil commotion, damage from aircraft and vehicles, smoke damage, and loss or damage from other hazards as would be covered on an "all-risks" perils contract ("all-risks" as defined by the Insurance Services Offices). The aforementioned policy shall be written in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies, but in any event, all such insurance shall be maintained in any amount not less than 90% (or such greater amount which may be required by a fee mortgagee) of the then full insurable replacement value of the demised premises. Tenant shall also obtain rent insurance covering the risks referred to above, in an amount equal to all minimum rent and additional rent payable under this lease for a period of twelve (12) months commencing with the date loss. It is further agreed that the Tenant shall also obtain at its sole cost and expense, throughout the term of this lease, insurance coverage against loss or damage, (12) months commencing with the date loss. It is further agreed that the Tenant shall also obtain at its sole cost and expense, throughout the term of this lease, insurance coverage against loss or damage, Bodily Injury Liability, Property Damage Liability caused by explosion, rupture or bursting of steam boilers, steam pipes, steam turbines, steam engines or flywheels, and all other objects as may be covered under a Boiler and Machinery Policy in an amount of no less than $2,000,000 per occurrence. Tenant shall also obtain and keep in full force and effect at its sole cost and expense, throughout the term of this lease, plate glass insurance covering the glass in the demised premises against loss or damage by the perils above-mentioned for "all-risk" coverage. Such policies shall be extended to cover loss or damage to all aforementioned objects on a repair or replacement basis and "loss or damage due to electrical surge" clause shall be included. The policies aforementioned shall contain a clause waiving the rights of recovery, for any loss an insurer must pay, against the Landlord. It is further agreed the policies aforementioned will include the Landlord, any agents, mortgagees, assigns or interested parties as required by the Landlord, as additional Named Insured(s).

    (b) "Full insurable replacement value" as used herein shall mean the actual replacement cost of the demised premises (excluding foundation and excavation costs) without physical depreciation and said "full insurable replacement value" shall be determined at the request of Landlord by an architect, appraiser, appraisal company or one of the insurers. The insurers that are to be used by the Tenant shall be licensed to do business in New York State as an "admitted" carrier, be rated A XII (and maintain such rating throughout the term of this lease) in Best's Insurance Guide, and be reasonably acceptable to the Landlord. Such policy shall not be cancelable without at least thirty (30) days advance written notice being given to each named insured at their legal place of business.

    (c) Tenant agrees, at Tenant's sole cost and expense, throughout the term of this lease, and for the mutual benefit of the Landlord and Tenant, to maintain Comprehensive General Liability Insurance, covering claims for Bodily Injury, Death or Property Damage occurring upon or in the demised premises, elevators, or in the streets adjoining the demised premises. The policy shall be extended to include the Broad Form CGL Extension endorsement. Coverage should also include Personal Injury Liability, Elevator Collision if applicable, Automobile Non-Ownership Liability, and any additional hazards due to any renovations or remodeling of the demised premises. The amount of coverage should be reasonably satisfactory to the Landlord but in no event shall it be less than $2,000,000 per occurrence, Combined Single Limit Bodily Injury and Property Damage. The aforementioned policy shall be written on an occurrence basis and include the Landlord, any agent, assigns, mortgagees, or interested parties as may be required by the Landlord, as Additional Named Insured(s). In the event. the Tenant subleases a portion or all of the demised premises it is agreed that the Subtenant shall be required by the Tenant to obtain, and maintain, insurance equal to that required of the Tenant. Such insurance shall also include the Landlord as additional insured as described in the requirements of the Tenant. All policies described and required shall not be cancelable without at least thirty (30) days advance written notice being given to each named insured at their legal place of business. The insurer that is to be used by the Tenant shall be licensed to do business in New York State as an "admitted" carrier, be rated A XII (and maintain such rating throughout the term of this lease) in Best's Insurance Guide, and be reasonably acceptable to the Landlord.

    (d) The Tenant agrees to deliver to the Landlord all original policies aforementioned, with evidence of full payment of premium, fifteen (15) days prior to the commencement of this lease, and all renewals of said policies thirty (30) days prior to the expiration date(s) stated therein, throughout the term of this lease. In the event such policies are not available, within the specified time aforementioned, binders, signed by an authorized employee, underwriter or agent of the insurer, evidencing all coverages required must be maintained until replaced by valid policies. Such "binders of insurance" will be given to the Landlord within the specified times aforementioned as respects delivery of policies of insurance.

    (e) Tenant, at its sole cost and expense, throughout the term of this lease, shall provide and keep in force Worker's Compensation Insurance within statutory limits covering all persons employed by it at the demised premises. It is an affirmative obligation of the Tenant, to see to it that all persons employed directly or indirectly, in connection with any renovation, remodeling, repair, installations or improvements made in or to the demised premises shall possess and be covered by Worker's Compensation Insurance, so as to insulate Landlord or Tenant from any death or bodily claims that may be asserted against them by said persons.

    (f)  Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies.

    (g) In respect of any real, personal or other property owned by Tenant and located in, at or upon the demised premises or the land upon which the damaged premises is situated, Tenant hereby releases Landlord from any and all liability or responsibility to it or anyone claiming through or under it by way of subrogation or otherwise, for any loss or damage to said property caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of Landlord or anyone for whom Landlord may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as Tenant's policies of insurance shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of Tenant to recover thereunder. Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement, and to pay the cost therefor.

    (h) Tenant shall not carry separate or additional insurance, concurrent in form and contributing, in the event of any loss or damage to the demised premises or the land upon which the demised premises is situated, with any insurance required to be obtained by Tenant under this lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this Article. Tenant shall promptly give notice to Landlord of such separate or additional insurance and deliver the original or a duplicate of such policies to Landlord.

    (i)  Landlord may recover from Tenant, and Tenant agrees to pay, any and all damages which Landlord may sustain by reason of Tenant's failure to obtain and keep in force any in insurance which Tenant is required to obtain and keep in force under this lease, and the damages of Landlord shall not be limited to the amount of the premiums thereon.

    10.  Destruction—Fire or Other Causes.

    (a) If, during the term, the buildings, improvements or the equipment on, in or appurtenant to the demised premises at the commencement of the term or thereafter erected thereon or therein shall be destroyed or damaged in whole or in part by fire or other cause, Tenant shall give to Landlord immediate notice thereof, and Tenant, at its own cost and expense, shall promptly repair, replace and rebuild the same, at least to the extent of the value and as nearly as possible to the character of the buildings and improvements and the equipment therein existing immediately prior to such occurrence; and Landlord shall in no event be called upon to repair, replace or rebuild any such buildings, improvements or equipment, nor to pay any of the costs or expenses thereof beyond or in excess of the insurance proceeds as herein provided, except with respect to damage caused by the willful acts or negligence of Landlord, its agents, servants or employees. If the demised premises shall be totally damaged or are rendered wholly untenable by fire or other cause, and Landlord in its sole discretion determines that the demised premises cannot be restored within three (3) months from the date of such fire or destruction, Tenant has the option, which option shall be exercised within sixty (60) days from the date of such fire or destruction, upon ten (10) days' prior written notice, to elect to terminate this lease, and this lease shall thereupon terminate at the end of such ten-day period as if such date were the date originally fixed herein for the end and expiration of the term hereof. If this lease is terminated as provided in this Article, all rents and other charges hereunder shall be apportioned to the date of the casualty.

    (b) For the purpose of paying towards the cost of such repairs, replacement or rebuilding, Landlord shall make available all sums, net of adjustor's fees, actually received by Landlord under insurance policies covering such loss, as provided in Article 9, except if Tenant elects to terminate the lease as provided in subsection (a) above, to the parties whom Tenant may employ to repair, replace or rebuild the same as such repairs, replacement or rebuilding shall progress, or to Tenant as Tenant shall make or pay for such repairs, replacement or rebuilding, upon the certificates of the architect in charge of such work, whose selection shall be subject to the prior written approval of Landlord, which approval Landlord shall not unreasonably withhold. The disbursement of such insurance proceeds received by Landlord shall be made under a schedule of payments to be prepared by Tenant and approved by Landlord (which approval shall not be unreasonably withheld), each such payment to be in the proportion which the total net amount of insurance proceeds received and hold by Landlord in connection therewith, plus so much of the total net amount thereof received by a mortgagee holding any of such policies as shall be made available therefor by such mortgagee, shall bear to the total estimated cost of the repairs, replacement or rebuilding; provided, however, that Landlord may withhold from each amount so to be paid by Landlord 10% thereof until the work of repairing or rebuilding shall have been completed and proof shall have been furnished to Landlord that no lien or liability has attached or will attach to the demised premises or to Landlord in connection with such repairs, replacement or rebuilding. If in the course of such work, any mechanic's or other lien or order for the payment of money shall be filed against the demised premises or against Landlord or Tenant or any contractor of Tenant, or if Tenant shall default in the performance of any of the agreements, terms, covenants or conditions hereof, Landlord shall not be obligated to make any payment of such insurance proceeds until and unless such lien or order shall have been fully bonded, satisfied, canceled or discharged of record, and/or until such default shall have been cured. If the net amount of such insurance proceeds shall be insufficient for the proper and effective repair, replacement or rebuilding of such damaged or destroyed buildings, improvements or equipment, Tenant shall pay the additional sums required, and if the amount of such insurance proceeds shall be in excess of the cost thereof the excess shall be paid to and retained by Landlord.

    (c) Such work and the performance thereof shall be subject to and shall be performed in accordance with the provisions of Article 5.

    (d) At least ten (10) days before the commencement of such repairs, replacement or rebuilding, Tenant shall notify Landlord of its intention to commence the same.

    (e) Except as herein provided, this lease shall not terminate or be affected in any manner by reason or damage to or total, substantial or partial destruction of the buildings, improvements or equipment on, in or appurtenant to the demised premises at the commencement of the term or thereafter erected thereon or therein, or by reason of the untenantability of the demised premises, or any part thereof, for or due to any reason or cause whatsoever excepting the willful acts or negligence of Landlord, its agents, servants or employees.

    11.  Condemnation.

    (a) If the whole of the demised premises shall be taken or condemned by any competent authority for any public or quasipublic use or purpose, then and in that event this lease and the term hereof shall cease and terminate as of the date upon which title shall vest thereby in such authority and the rent reserved hereunder shall be apportioned and paid up to said date.

    (b) If only a part of the demised premises shall be so taken or condemned, this lease and the term hereof shall not cease or terminate, but if the part of the premises so taken or condemned is substantial enough so that in the reasonable judgment of the Tenant, the Tenant could not conduct its business with the remaining portion of the premises, then in such event the Tenant shall have the right to cancel this lease and give back possession of the remaining premises to the Landlord. In the event that the taking or condemnation is not substantial enough to allow Tenant to cancel this lease, then in such event, the rent payable hereunder after the date on which Tenant shall be required to surrender possession of the part of the demised premises so taken or condemned shall be reduced in such proportion and in such manner as the parties may agree or, if the parties cannot so agree, as shall be determined by arbitration.

    (c) In the event of any such taking or condemnation in whole or in part, the entire award shall belong to Landlord without any deduction therefrom for the value of the unexpired term of this lease or for any other estate or interest in the demised premises now or hereafter vested in Tenant and Tenant hereby assigns to Landlord all of its right, title and interest in and to any and all such award or awards with any and all rights, estate and interest of Tenant now existing or hereafter arising in and to the same or any part thereof.

    (d) In the event of a partial taking, however, Tenant shall promptly proceed to restore the remainder of the building on the demised premises to a complete, independent and self-contained architectural unit, and Landlord shall pay to Tenant, subject to the same provisions and limitations specified in Article 10 (b), the cost of restoration, but in no event to exceed a sum equal to the amount of the separate award made to and received by Landlord for consequential damage. Such work and the performance thereof shall be subject to and shall be performed in accordance with the provisions of Articles 5 (b) (1), (2), (3) and (4), except that the surety company performance bond provided for in Article 5 (b) (4) shall be in an amount, if any, by which the estimated cost of the work exceeds said separate award for consequential damage. In the event that there is no separate award for consequential damage, the same shall be fixed and settled by arbitration as herein provided. The balance of such separate award or allocated amount not so used shall belong to and be retained by Landlord as its own property.

    (e) In case of any governmental action, not resulting in the taking or condemnation of any portion of the demised premises, but creating a right to compensation therefor, such as, without limitation, the changing of the grade of any street upon which the demised premises abut, or if less than a fee title to all or any portion of the demised premises shall be taken or condemned by any federal, state, municipal or governmental authority for temporary use or occupancy, this lease shall continue in full force and effect without reduction or abatement of rent, and the rights of Landlord and

Tenant shall be unaffected by the other provisions of this Article 11 and shall be governed by applicable law.

    (f)  In connection with either a whole or partial taking, Tenant shall be entitled to make a claim in a separate proceeding for compensation for moveable fixtures and personal property owned by Tenant, moving expenses and the unamortized value of improvements made to the demised premises by Tenant at its expense in accordance with the terms of this lease.

    12.  Subordination.  This lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any and all current mortgage or mortgages, or consolidation mortgage or mortgages, which may now affect the demised premises, or any part thereof, or the demised premises. Tenant shall upon demand at any time or times execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this lease and all rights hereunder to the lien of any such mortgage or mortgages.

    In the event that Landlord or its successors, heirs or assigns shall mortgage the demised premises at any time in the future, then it is expressly agreed upon that all such mortgages shall be made expressly subject to this lease. Tenant shall have the right to record this lease either in its entirety or in a memorandum form.

    13.  Landlord Not Liable for Injury or Damage.  Tenant is and shall be in exclusive control and possession of the demised premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the demised promises, nor for any injury or damage to any property of Tenant, or of any other person contained therein unless caused by or due to the negligence of Landlord, its agents, servants or employees. The provisions hereof permitting Landlord to enter and inspect the demised premises are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions hereof, and to do such acts as Tenant shall fail to do.

    14.  No Rent Abatement.  No abatement, diminution or reduction of rent, charges or other compensation shall be claimed by or allowed to Tenant, or any person claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to any buildings now on or which may hereafter be erected on the demised premises, by virtue or because of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations or by virtue or arising from, and during, the restoration of the demised premises after the destruction or damage thereof by fire or other cause or the taking or condemnation of a portion only of the demised premises (except as provided in Article 11) or arising from any other cause or reason.

    15.  Access to Premises.  Tenant shall permit Landlord or its agents to enter the demised premises at all reasonable hours for the purpose of inspection, or of making repairs that Tenant may neglect or refuse to make in accordance with the agreements, terms, covenants and conditions hereof. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the demised premises and, at any time within six (6) months prior to the expiration of the term, to persons wishing to rent the same; and Tenant shall within six (6) months prior to the expiration of the term permit the usual notices of "To Let", "For Rent" and "For Sale" to be placed on the demised premises and to remain thereon without hindrance and molestation.

    16.  Force Majeure.  The period of time during which Landlord or Tenant is prevented or delayed in the performance of the making of any improvements or repairs or fulfilling any obligation required under this lease (other than the payment of minimum rent or additional rent) due to delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulations, or inability or difficulty to obtain materials, or other causes beyond Landlord's or Tenant's control, shall be added to Landlord's or Tenant's time for performance thereof as the case may be, and Landlord or Tenant shall have no liability by reason thereof.

    17.  No Unlawful Occupancy.  Tenant shall not use or occupy, nor permit or suffer the demised premises or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, nor for any business, use or purpose deemed by Landlord disreputable or extrahazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations. Tenant shall immediately upon the discovery of any such unlawful, illegal, disreputable or extrahazardous use take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or extrahazardous use.

    18.  Indemnity.  Tenant shall indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind of nature, including reasonable counsel fees, by or on behalf of any person, party or governmental authority whatsoever arising out of (a) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this lease or Tenant's part to be performed, (b) any accident, injury or damage which shall happen in or about the demised premises or appurtenances or on or under the streets, sidewalks, curbs or vaults in front of or adjacent thereto, however occurring, and any matter or thing growing out of the condition, occupation, maintenance, alterations, repair, use or operation of the demised premises, or any part thereof, and/or of the streets, sidewalks, curbs or vaults adjacent thereto during the term, except where the same shall be caused by the willful act or negligence of Landlord, its agents, servants or employees, (c) failure to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any federal, state, county or city governmental authority, (d) any contest permitted by the provisions of Articles 3(c) and 8(c) hereof, or (e) any mechanic's lien, conditional bill of sale or chattel mortgage filed against the demised premises or any equipment therein or any materials used in the construction or alteration of any building or improvement thereon, except where the same shall be caused by the willful act or negligence of Landlord, its agents, servants or employees.

    19.  Default.

    (a) Each of the following events shall be a default hereunder by Tenant and a breach of this lease:

       (i) If Tenant (or any successor or assignee of Tenant while in possession) shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state or shall voluntarily take advantage of any such law or act by answer or otherwise or shall be dissolved (if Tenant or such successor or assignee be a corporation) or shall make an assignment for the benefit of creditors.

      (ii) If involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of a corporation shall be instituted against Tenant (or such successor or assignee) or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant (or such successor or assignee) and such proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment.

      (iii) If Tenant shall fail to pay Landlord any rent or additional rent within ten (10) days' notice that the same is due and payable under this lease (however, such notice shall not be required in the event of the third or subsequent failure of Tenant in any twelve (12) consecutive month period to pay rent or additional rent within ten days after first becoming due).

      (iv) If Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed and such non-performance shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty-day period, Tenant shall not in good faith have commenced such performance within such thirty-day period and shall not diligently proceed therewith to completion.

      (v) If Tenant shall vacate or abandon the demised premises.

    (b) In the event of any such default:

       (i) Landlord shall have the right to cancel and terminate this lease, as well as all of the right, title and interest of Tenant hereunder, by giving to Tenant not less than fifteen (15) days' notice of such cancellation and termination, and upon the expiration of the time fixed in such notice, this lease and the term hereof, as well as all of the right, title and interest of Tenant hereunder, shall expire in the same manner and with the same force and effect, except as to Tenant's liability, as if the expiration of the time fixed in such notice of cancellation and termination were the end of the term herein originally demised.

      (ii) Landlord at its option may, but shall not be obligated to, make any payment required of Tenant herein or comply with any agreement, term, covenant or condition required hereby to be performed by Tenant, and Landlord shall have the right to enter the demised premises for the purpose of correcting or remedying any such default and to remain therein until the same shall have been corrected or remedied, but any expenditure for such performance by Landlord shall not be deemed to waive or release Tenant's default or the right of Landlord to take such action as may be otherwise permissible hereunder in the case of such default.

    (c) In the event of cancellation or termination of this lease either by operation of law by issuance of a dispossessory warrant, by service of notice of cancellation or termination as herein provided, or otherwise, except as provided in Article 11 hereof, or in the event of a default referred to in subparagraph (iii) or (v) of Article 19 (a), Landlord may re-enter and repossess the demised premises provided Landlord is permitted pursuant to law or by order of a court of competent jurisdiction, using such force for that purpose as may be necessary without being liable to prosecute therefor, and Tenant shall nevertheless remain and continue liable to Landlord in a sum equal to all rent and additional rent reserved herein for the remainder of the term herein originally demised. If Landlord shall so re-enter, Landlord may repair and alter the demised premises in such manner as to Landlord may seem necessary or advisable, and/or let or relet the demised premises or any parts thereof for the whole or any part of the remainder of the term herein originally demised or for a longer period, in Landlord's name or as the agent of Tenant, and out of any rent collected or received as a result of such letting or reletting Landlord shall, first, pay to itself the cost and expense of retaking, repossessing, repairing and/or altering the demised premises, and the cost and expense of removing all persons and property therefrom; second, pay to itself the cost and expense sustained in securing any new tenants, and, if Landlord shall maintain and operate the demised premises, the cost and expense of operating and maintaining the demised premises; and, third, pay to itself any balance remaining on account of the liability of tenant to Landlord for the sum equal to all rent and additional rent reserved herein and unpaid by Tenant for the remainder of the term herein originally demised. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability hereunder.

    (d) Should any rent so collected by Landlord after the aforementioned payments be insufficient to fully pay to Landlord a sum equal to all such rent and additional rent reserved herein, the balance or deficiency shall be paid by Tenant on the rent days herein specified, that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing; and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to all such rent and additional rent reserved herein, if there shall be no reletting, shall survive the issuance of any dispossessory warrant or other cancellation or termination hereof, and Landlord shall be entitled to retain any overplus; and Tenant hereby expressly waives any defense that might be predicated upon the issuance of such dispossessory warrant or other cancellation or termination hereof.

    (e) In any of the circumstances hereinabove mentioned in which Landlord shall have the right to hold Tenant liable upon the several rent days as above provided, Landlord shall have the election, in place and instead of holding Tenant so liable, forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, in addition to any other damages becoming due under Article 20 hereof, an aggregate sum which, at the time of such termination of this lease or of such recovery of possession of the demised premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the rent and additional rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the demised premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the demised premises, but also such additional rent and other charges as are required to be paid by Tenant under the terms of this lease) for the balance of such term.

    (f)  Suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installment or installments of rent and additional rent hereunder, may be brought by Landlord, from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this lease or the term hereof would have expired by limitation had there been no such default by Tenant or no such cancellation or termination.

    (g) Tenant hereby expressly waives service of any notice of intention to re-enter. Tenant hereby waives any and all rights to recover or regain possession of the demised premises or to reinstate or to redeem this lease or other right of redemption as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

    (h) Nothing in this Article 19 contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in either of the preceding subdivisions.

    20.  Bankruptcy or Insolvency.  If this lease shall be canceled and terminated as provided in Article 19 (b) (i), Tenant covenants and agrees, any other covenant in this lease to the contrary notwithstanding:

      (a) that the demised premises shall be then in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the term hereof;

      (b) that Tenant, on or before the occurrence of any such event, shall perform any covenant contained in this lease for the making of any improvement, alteration or betterment to the demised premises, or for restoring any part thereof; and

      (c) that, for the breach of any covenant above-stated in this Article 20, Landlord shall be entitled ipso facto without notice or without action by Landlord to recover, and Tenant shall pay as and for liquidated damages therefor, the then cost for performing such covenant.

    Each and every covenant contained in this Article 20 shall be deemed separate and independent and not dependent upon other provisions of this lease, and the performance of any such covenant shall not be considered to be rent or other payment for the use of the demised premises. The damages for failure to perform the same shall be deemed in addition to and separate and independent of the damages accruing by reason of the breach of any other covenant contained in this lease.

    21.  Remedies of Landlord.

    (a) In the event of a breach or a threatened breach by Tenant of any of the agreements, terms, covenants or conditions hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, as if specific remedies, indemnity or reimbursement were not herein provided.

    (b) The rights and remedies given to Landlord in this lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or equity provided.

    (c) In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate of any public official entitled to give the same to the effect that such charge appears of record on the books in this office and has not been paid.

    (d) No receipt of monies by Landlord from Tenant, after the cancellation or termination hereof in any lawful manner, shall reinstate, continue or extend the term, or affect any notice theretofore given to Tenant or operate as a waiver of the right of Landlord to enforce the payment of rent and additional rent then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the demised premises by proper suit, action, proceedings or other remedy; it being agreed that, after the service of notice to cancel or terminate as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceedings or other remedy, or after a final order or judgment for possession of the demised premises, Landlord may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceedings, order or judgment; and any and all such monies so collected shall be deemed to be payments on account of the use and occupation of the demised premises, or at the election of Landlord, on account of Tenant's liability hereunder.

    22.  No Representations by Landlord.  At the commencement of the term, Tenant shall accept the buildings and improvements and any equipment on or in the demised premises in their existing condition and state of repair, and Tenant covenants that no representations, statements or warranties, express or implied, have been made by or on behalf of Landlord in respect thereof, in respect of their condition, or the use or occupation that may be made thereof, and that Landlord shall in no event whatsoever be liable for any latent defects therein.

    23.  No Waiver.  The failure of Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not he deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

    24.  End of Term.  Tenant shall, on the last day of the term, or upon the sooner termination of the term, peaceably and quietly surrender and deliver the demised premises to Landlord free of subtenancies, broom clean, including all buildings, replacements, charges, additions and improvements constructed, erected, added or placed by Tenant thereon, with all equipment in or appurtenant thereto, except all moveable trade fixtures (not including equipment) installed by Tenant, in good condition and repair. Any trade fixtures or personal property not used in connection with the operation of the demised premises and belonging to Tenant or to any subtenant, if not removed at such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such fixtures or property from the demised premises and store them at Tenant's risk and expense. Tenant shall repair and restore, and save Landlord harmless from, all damage to the demised premises caused by the removal therefrom, whether by Tenant or by Landlord, of all such trade fixtures and personal property.

    Tenant shall, at its option, have the right to remove the bank vault, tellers' counters and safe deposit boxes, provided that Tenant at its own cost and expense, restore the demised premises to the condition that the building was in at the commencement of this lease.

    25.  Quiet Enjoyment.  Landlord covenants that, so long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may peaceably and quietly have, hold and enjoy the demised premises for the term hereby granted without molestation or disturbance by or from Landlord and free of any encumbrance created or suffered by Landlord, except those to which this lease is made subject and subordinate as herein provided.

    26.  Arbitration.  In such cases where this lease provides for settlement of a dispute or question by arbitration, the same shall be settled by arbitration in accordance with the rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

    27.  Estoppel Certificate.  Both parties hereto shall, without charge, at any time and from time to time hereafter, within ten (10) days after request of the other, certify by a written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified by the other party, as to the validity and force and effect of this lease, in accordance with its tenor, as then constituted, as to the existence of any offsets, counterclaims or defenses thereto on the part of the other party, and as to any other matters as may be reasonably requested by the other party.

    The party requesting the estoppel certificate shall be obligated to pay the reasonable legal fees incurred by the party issuing the estoppel certificate.

    28.  Lease Mortgageable By Tenant.  The Tenant shall have the right, at its option to mortgage this lease, provided that such action does not materially affect the position of the Landlord in a negative manner, and Landlord shall cooperate with the same, provided that it not jeopardize Landlord's position. Tenant shall hold Landlord harmless from any damages, including reasonable attorney's fees, caused by said mortgaging of Tenant's lease.

    29.  No Landlord Insurance.  Tenant understands and agrees that Landlord will not be obligated to carry insurance of any kind on any personal property in the demised premises (regardless of whether such property shall be owned by Tenant and including, but not limited to, Tenant's goods, supplies, furnishings, furniture, fixtures, equipment, improvements, betterments, installations or appurtenances). Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, any managing agent, fee owner or mortgagee and their respective officers, directors, agents, contractors, servants and employees for loss or damage to such property or any part thereof except for loss or damage due to the willful act or negligence of Landlord, its agents, servants or employees, to the same extent that Tenant's insurer's right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Tenant upon all of such property. The provisions of this Article shall also apply to each permitted assignee, if any, and each permitted subtenant, if any, at any time occupying the demised premises or any part thereof.

    30.  Exculpation.  Tenant agrees that, notwithstanding any contrary provision of this lease, Tenant will look solely to the interest of Landlord or its successor in the land and the building for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this lease by Landlord or such successor, and no other property or other assets of Landlord or such successor will be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the demised premises.

    31.  Payment of Landlords Fees.  If Tenant requests Landlord's consent or approval to alterations, except with respect to Permanent Building Improvements as set forth herein, or any other matter or thing requiring Landlord's consent or approval under this lease, and if in connection with such request Landlord seeks the advice of its attorneys, architect and/or engineer, then Landlord, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Landlord in connection with such request) that Tenant pay the reasonable fee of Landlord's attorneys, architect and/or engineer in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

    32.  As-Is Condition.  Tenant has examined and inspected the demised premises and Tenant agrees to accept the demised premises in their condition existing on the commencement date of the term hereof. Tenant understands and agrees that no materials whatever are to be furnished by Landlord and no work whatever is to be performed by Landlord in connection with the demised premises or any part thereof.

    33.  Air Conditioning.  Tenant covenants and agrees, at Tenant's sole cost and expense, to repair and to maintain the airconditioning system serving the demised premises and all parts thereof in good and proper working condition at all times during the term of this lease (including the making and maintaining of replacements, if any).

    Tenant shall be required to pay for any and all electricity and water required for the operation of all air-conditioning in the demised premises. Title to the aforesaid air-conditioning units, including replacements, if any, shall be and remain with Landlord at all times.

    34.  Certificate of Occupancy.  It is expressly understood and agreed that Landlord has made no representation whatsoever regarding a certificate of occupancy for the building or the fitness of the building for Tenant's intended use.

    Tenant covenants and agrees, at its sole cost and expense, to perform and make such alterations, installations, additions and improvements in and to the demised premises, and cure any violations imposed by any State, Federal, City, municipal or local government, department, commission or board in regard to Tenant's use of the demised premises, in order to obtain and/or comply with a certificate of occupancy for the building permitting Tenant's intended use.

    35.  Lease Not Binding Unless Executed.  Submission by Landlord of the within lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

    36.  Tenant's Operating Obligations.  Tenant covenants and agrees that during the term of this lease:

      (a) If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the demised premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

      (b) Tenant shall maintain any sanitary lines in the. demised premises, and shall not misuse plumbing facilities or dispose of any foreign substances therein. Tenant shall not permit any food, waste, or other foreign substances to be thrown or drawn into the pipes. Tenant shall maintain the plumbing that it installs in good order, repair and condition, and repair any damage resulting from any violation of this paragraph. Tenant shall make any repairs to the other plumbing in the building, if damage results from Tenant's improper use of such plumbing.

      (c) Tenant and any subtenants will retain a licensed professional exterminating service which will service the demised premises on a regular basis throughout the term so as to keep the demised premises free of vermin.

      (d) Tenant shall not install nor permit any subtenants to install any awnings or canopies in, on or in front of the demised premises without Landlord's written consent, which consent shall not be unreasonable withheld.

      (e) If Tenant's or any subtenant's installation requires any exhausts to the streets, such exhausts shall be subject to prior written approval of the Landlord as to the location, aesthetics and all other elements thereof.

      (f)  Tenant and any subtenants shall install chemical extinguishing devices approved by the Fire Insurance Rating Organization and shall keep such devices under service as required by such organization.

      (g) If gas is used in the demised premises, Tenant shall install gas cutoff devices (manual and automatic).

      (h) Tenant and any subtenants shall not use, or permit to be used, the sidewalk adjacent to, or any other space outside the demised premises for display, sale or any similar undertaking.

    37.  Tenant's Use.  Tenant may use and occupy the demised premises for any legal use.

    38.  [INTENTIONALLY OMITTED]

    39.  Interest.  Whenever this lease refers to "interest", same shall be computed at a rate equal to the "Prime Rate" (as hereinafter defined) plus two (%) percent except where otherwise in this lease a different rate is specifically set forth. If, however, payment of interest at any such rate by Tenant (or by the tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this lease) should be unlawful, i.e., violative of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party. "Prime Rate" shall mean the rate being charged at the time in question by Citibank, N.S. for short-term ninety-day unsecured loans made to its preferred corporate customers.

    40.  Utilities.

    (a) It is expressly understood that Landlord shall not supply to the demised premises any utilities or building services of any kind. Tenant agrees to make its own arrangements with the public utility company servicing the demised premises for the furnishing of and payment of all charges for electricity, gas, steam, water and other utilities consumed by Tenant in the demised premises, and for the installation of meters therefor at Tenant's expense. In no event shall Landlord be responsible for charges for electricity, steam, heat, water or any other utilities consumed in the demised premises by tenant. All meters at the demised premises for the purpose of measuring Tenant's consumption of the respective utilities (water, electricity, steam, etc.) shall be maintained by Tenant, at Tenant's sole cost and expense, in good order and condition. Landlord makes no representations to Tenant as to the availability or unavailability of said utilities.

    (b) Interruption or curtailment of any utility or service excluding interruption or curtailment due to the willful acts or negligence of Landlord, its agents, servants or employees, shall not constitute a constructive or partial eviction, nor entitle Tenant to any compensation or abatement of rent. In no event shall Tenant in any way interfere with or tie in to any electrical feeders, risers or other electrical installations within the building.

    (c) Landlord reserves the right to suspend, delay or stop any of the services to be furnished and provided by Landlord pursuant to the provisions of this lease whenever necessary by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply of labor, fuel supply, acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United states of America, or with the laws, orders, rules and regulations of any governmental authority, or by reason of any other cause beyond Landlord's control, or for emergency or for inspection, cleaning, repairs, replacements, alterations or renewals in Landlord's judgment desirable or necessary to be made, it being expressly understood and agreed that all such work shall be performed in a manner so as not to materially interfere with the conduct of Tenant's business in the demised premises,

    41.  Intentionally Omitted.

    42.  Signs.  Tenant may install and maintain, at its own expense, a store front sign and window and interior signs. Tenant shall comply with all of the laws, orders, rules and regulations of the governmental authorities having jurisdiction thereof, including zoning laws, building codes and as required by insurance underwriters. Tenant shall obtain and pay for all permits required therefor, and not manufactured and/or installed until all approvals and permits are first obtained and copies thereof delivered to the Landlord with evidence of payment for any fees pertaining thereto. Tenant agrees to pay all annual renewal fees pertaining to Tenant's signs.

    43.  Landlord's Cooperation.  Landlord will cooperate with Tenant in obtaining any and all permits, licenses and other municipal or governmental permissions as may be required in connection with the operation or establishment of Tenant's business. Any costs or expenses incurred by Landlord in connection with foregoing shall be borne by Tenant.

    44.  Notice.  Whenever it is provided herein that notice, demand, request or other communication shall or may be given to or served upon either of the parties by the other, and whenever either of the parties shall desire to give or serve upon the other any notice, demand, request or other communication with respect hereto or the demised premises, each such notice, demand, request or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served as follows:

      (a) If by Landlord, by mailing the same to Tenant by registered or certified mail, postage, prepaid, return receipt requested, addressed to Tenant at the premises, and to bank at 29 West 30th Street, New York, NY 10001 and to the attorney of Tenant if known to Landlord, or at such other address as Tenant may from time to time designate by notice given to Landlord by registered mail.

      (b) If by Tenant, by mailing the same to Landlord by registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord at 118 East 60th Street, New York, New York, or at such other address as Landlord may from time to time designate by notice given to Tenant by registered mail, or to the attorney for the Landlord, if known to Tenant.

    Every notice, demand, request or other communication hereunder shall be deemed to have been given or served at the time that the same shall be deposited in the United States mails, postage prepaid, in the manner aforesaid. Nothing herein contained, however, shall be construed to preclude personal service of any notice, demand, request or other communication in the same manner that personal service of a summons or other legal process may be made.

    45.  Shoring.  In the event that an excavation shall be made for building or other purposes upon land (including land in the bed of a street) adjacent to the demised premises or shall be contemplated to be so made, Tenant shall afford, to the person or persons causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person or persons causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person or persons shall deem to be necessary to preserve the wall or walls, structure or structures of the building which is a part of the demised premises from injury or damage and to support the same by proper foundations. Tenant shall, at its own expense, repair or cause to be repaired any damage caused to any part of the demised premises because of any excavation, construction work or other work of a similar nature which may be done on any such adjacent lands, and Landlord hereby assigns to Tenant any and all rights to sue for or recover against all the adjoining owners, or the parties causing such damages, the amounts expended or injuries sustained by Tenant because of the provisions of this Article requiring Tenant to repair any damages sustained by such excavations, construction work or other work.

    46.  Definitions.  The term "Landlord" as used herein shall mean only the owner for the time being in fee of the demised premises, or the owner of the leasehold estate created by an underlying lease, or the mortgagee of the fee or of such underlying lease in possession for the time being of the demised premises, so that in the event of any sale or sales of the demised premises or of any transfer or assignment or other conveyance of such underlying lease and the leasehold estate thereby created, the seller, transferor or assignor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord herein and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or assignee on any such sale, transfer or assignment that such purchaser, transferee or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.

    The work "equipment" as used herein shall, among other things, include, but shall not be limited to, all machinery, engines, dynamos, boilers, elevators, electrical refrigerators, air-conditioning compressors, ducts, units and equipment, heating and hot water systems, pipes, plumbing, wiring, gas, steam, water and electrical fittings, ranges and radiators.

    The words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning.

    The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successor and assign" or Successors and assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

    47.  Entire Agreement.  This lease contains the entire agreement between the parties and cannot be changed or terminated orally, but only by an instrument in writing executed by the parties.

    48.  New York Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New York. The invalidity or enforceability of any provision of this lease is not to affect or impair any other provision hereof.

    49.  Waiver of Trial by Jury.  It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, Tenant's use or occupance of the demised premises, and/or claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceedings of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

    50.  Descriptive Notes.  The descriptive notes are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease nor in any way affect this lease.

    51.  Successors and Assigns.  The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and, except as otherwise provided herein, their assigns.

    52.  [INTENTIONALLY OMITTED]

    53.  Brokerage.  Landlord warrants and represents that he has had no conversations or negotiations with any broker or agent other than Helmsley Spear Inc. concerning this lease and/or the renting of the demised premises, and that no other broker or agent was instrumental in obtaining the execution of this lease, and Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all claims for brokerage commissions and other compensation made by any broker or agent based on any dealings between Tenant and such broker or agent, together with all costs and expenses incurred by Landlord in resisting such claims (including, without limitation, attorneys' fees). The amount of the brokerage commission is as per separate written agreement.

    54.  Late Charges.  Should Tenant fail to pay within ten (10) days after same becomes due any installment of rent, additional rent, or any other sum payable to Landlord under the terms of this lease, then interest shall accrue from and after the date on which any such sum shall be due and payable, and such interest, together with a late charge of five cents for each dollar overdue to cover the extra expense involved in handling such delinquency shall be paid by Tenant to Landlord at the time of payment of the delinquent sum. If Tenant shall issue a check to Landlord which is returnable unpaid for any reason, Tenant shall pay Landlord an additional charge of $100 for Landlord's expenses in connection therewith.

    55.  Zoning Resolution.  Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to consent, or to execute, any declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961, as emended) with respect to the land and building of which the demised premises are a part, which would cause the demised premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the land and building of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute and deliver promptly upon request, at no cost or expense to Landlord, any certificate or instrument, in recordable form, that Landlord reasonable may request and, in connection therewith, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such certificate or instrument for and on behalf of Tenant, should Tenant fail to execute, acknowledge or deliver such certificate or instrument confirming such subordination within ten (10) business days after request therefor.

    56.  Further Encumbrances.  Tenant shall have the right to mortgage, pledge encumber or otherwise hypothecate this lease, provided that Tenant's acts under this paragraph do not encumber the fee or prejudice Landlord's rights under its current or future mortgage.

    57.  Tenant's Right of First Refusal to Purchase.  If at any time during the term of this lease, the Landlord shall receive a bona fide offer from any person to purchase the demised premises, the Landlord shall send the Tenant a true copy of the proposed contract (except for the name of the buyer) and notify the Tenant of the intention of the Landlord to accept the same. The Tenant shall have the right within forty-five (45) days to accept the terms of the said contract in its own name for the gross purchase price and on the terms specified in said contract. If Tenant shall exercise its right of first refusal, it must execute the contract of sale (the "contract" and make a downpayment of ten (10%) percent of the purchase price within the said forty-five day period. If the Tenant shall not so elect within the said period, the Landlord may then sell the demised premises to said buyer, and Tenant shall have forever waived its rights under this Article. It is understood that time shall be of the essence with respect to the time periods in this Article. In the event that Tenant shall exercise its rights under the option on page -1- of this lease, then in such event, the right of first refusal under this paragraph shall be included during the term of said option period.

    58.  Like Kind Exchange.

    (a) Anything contained in Article 57 to the contrary, notwithstanding, in the event Tenant exercises its right of first refusal pursuant to the provisions of Article 57 herein, Landlord shall have the right, at its option, to transfer, assign and convey the demised premises to Tenant as part of a tax-free exchange for other real property of like kind pursuant to Section 1031 of the Internal Revenue Code of 1986 in lieu of selling the demised premises to Tenant, as otherwise provided in Article 57 herein. For purposes of this lease, the terms defined in this Paragraph shall have the respective meanings stated in this Paragraph:

       (i) Acquisition Costs—any amount paid by Tenant (and approved by Landlord) in order to enable Tenant to enter into or acquire or hold an Exchange Property, as hereinafter defined, or to convey or transfer such Exchange Property to Landlord, including any deposit under an Exchange Purchase Contract, as hereinafter defined, any cash consideration paid thereunder, any net amount paid by Tenant by reason of adjustments or apportionments thereunder, or any mortgage taxes, real property transfer taxes or stamps, recording charges, title costs, brokerage commissions, accounting and reasonable legal fees, or any costs and other disbursements reasonable incurred by Tenant in connection with an Exchange Purchase Contract.

      (ii) Exchange Property—any interest in a fee, leasehold or other estate in real property (which may or may not include personal property and/or fixtures related thereto) which Landlord will accept in exchange for all or part of the demised premises.

      (iii) Exchange Purchase Contract—any contract for the purchase or other acquisition of an Exchange Property.

    (b) At any time prior to the closing under the Contract, Landlord by twenty (20) days' notice to Tenant may, at its option, require Tenant to enter into or acquire an Exchange Purchase Contract, at the price and on such terms and subject to such state of title as may be acceptable to Landlord in its sole discretion, and Tenant shall do so for its own account and not for the account of or as agent of Landlord. In no event, however, shall Tenant be obligated to acquire title to such Exchange Property prior to the closing of title under the Contract.

    (c) The Exchange Purchase Contract and any appropriate closing documents executed or delivered in connection therewith shall provide, in form and substance reasonably satisfactory to both Tenant and Landlord, that:

       (i) After consummation of the acquisition of the Exchange Property, the liability of Tenant for the payment of any monetary obligation or the performance of any other obligation in connection with the acquisition or ownership of the Exchange Property, including, without limitation, any notes and mortgages required to be executed or assumed by Tenant, shall be nonrecourse to Tenant and shall be strictly limited to Tenant's interest in the Exchange Property;

      (ii) The liability of Tenant to the seller of such Exchange Property pursuant to the terms of the Exchange Purchase Contract for failing to consummate the acquisition of such Exchange Property for any reason shall be limited to liquidated damages in the amount of any earnest money delivered by Tenant pursuant to the terms of such Exchange Purchase Contract;

      (iii) Any earnest money paid or deposited on account of such Exchange Purchase Contract shall be held in escrow by the attorney for the seller under the Exchange Purchase Contract; and

      (iv) The Exchange Purchase Contract shall be freely assignable without the consent of the seller thereunder and shall not contain any provisions which would prohibit the conveyance of the Exchange Property directly by the seller thereof to Landlord upon the direction of Tenant.

    (d) Each deposit or payment under any Exchange Purchase Contract prior to the closing of the Contract shall be loaned without interest by Landlord to Tenant who shall in turn, pay over said sum to the escrowee under the Exchange Purchase Contract.

    (e) At the closing of the Contract, Tenant shall acquire the Exchange Property in accordance with the terms of the Exchange Purchase Contract and shall immediately thereafter convey (or shall cause to be conveyed) the Exchange Property to Landlord in exchange for Landlord's sale of the demised premises to Tenant. If the amount of the Acquisition Costs at the closing of the Contract is less than the Purchase Price, Tenant shall pay the difference to Landlord as otherwise provided in the Contract and if the amount of the Acquisition Costs exceeds the Purchase Price, Landlord shall pay the excess to Tenant by certified or official bank check.

    (f)  In connection with any such Exchange Purchase Contract or any such Exchange Property, Tenant shall deliver such instruments, and shall take such other action, as Landlord specifies by notice to Tenant. The parties shall cooperate with each other in connection with the entry into or acquisition of the Exchange Purchase Contract or Exchange Property by Tenant and the conveyance or transfer of the Exchange Property to Landlord in order to effectuate the purposes of this Paragraph 58.

    (g) If Landlord does not designate an Exchange Property prior to the closing of the Contract, then the demised premises shall be transferred pursuant to all of the terms of the Contract.

    59.  Assignment and Assumption of Easement.  Landlord hereby assigns, transfers and sets over unto Tenant, for the entire term of this lease, or until such earlier termination as provided herein in this lease, all of Landlord's rights and interest in that certain Easement Agreement dated January 15, 1985 between Landlord and Sheng Rainbow Enterprises Corp. ("Sheng") recorded in Reel 1806 Pages 1209 though 1221 at the office of the City Register, County of Queens, as amended by that certain Amendment to Agreement dated November 5, 1985 between Landlord and Sheng recorded in Reel 1983 Page 1395 (the Easement Agreement and Amendment to Agreement are collectively referred to herein as the "Agreement" and are annexed hereto as Exhibit A and made a part hereof).

    Tenant hereby assumes, for the entire term of this lease, or until such earlier termination as provided herein in this lease, the performance of all of the terms, covenants, responsibilities, and conditions, required to be performed pursuant to the Agreement, all with the same force and effect as through Tenant had signed the Agreement as a party named herein.

    Tenant further agrees to indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, injunctions, suites, actions, fines, penalties, claims and demands of every kind or nature, including reasonable counsel fees, by or on behalf of any person, party or governmental authority whatsoever arising out of the Agreement.

    The Agreement shall be subject to all of the provisions contained herein in this lease.

    60.  Landlord's Consent.  Whenever the Landlord's consent is required under the terms of this lease, such consent shall not be unreasonably withheld or delayed.

    61.  Termination.  Tenant herein shall have the right to terminate this lease, after a period of ten (10) years from the commencement date of this lease. Said right shall be at Tenant's option. In the event that Tenant shall exercise its right under this paragraph, then in such event the Tenant shall pay to the Landlord, a sum of money equal to the annual rent for the one year period immediately prior to the date on which Tenant shall decide to cancel this lease. Notice to terminate under this paragraph shall be served as per paragraph §44 at least six (6) months prior to the date that Tenant intends to terminate. In the event that the Federal Deposit Insurance Corporation should take over the Tenant, then in such event the FDIC shall have the right to terminate this lease without payment or penalty.

    IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

LANDLORD:
/s/ ROSEMARIE RUBENFELD JOSEPH RUBENFELD,
BY:	ROSEMARIE RUBENFELD ATTORNEY-IN-FACT
TENANT:
KOREA FIRST BANK OF NEW YORK
By:	/s/ [ILLEGIBLE] Exec. V.P.
STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

    On this 10th day of April, 1992, before me personally came Rosemarie Rubenfeld, to me known, who being by me duly sworn, did depose and say that she resides at 118 East 60th Street, New York, New York, that she is the individual described in and which executed the foregoing instrument, as Attorney-in-Fact for the Landlord, Joseph Rubenfeld.

/s/ HOWARD S. EDELSTEIN Notary Public
HOWARD S. EDELSTEIN Notary Public, State of New York No. 31-4667945 Qualified in New York County Commission Expires December 31, 1992
STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

    On this 10th day of April, 1992, before me personally came [ILLEGIBLE], to me known, who being by me duly sworn, did depose and say that he resides in [ILLEGIBLE], that he is the Executive V.P. of Korea First Bank of New York, the corporation described in and which executed the foregoing instrument, as Tenant; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ HOWARD S. EDELSTEIN Notary Public
HOWARD S. EDELSTEIN Notary Public, State of New York No. 31-4667945 Qualified in New York County Commission Expires December 31, 1992

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Exhibit 10.6
AGREEMENT OF LEASE BETWEEN JOSEPH RUBENFELD, LANDLORD AND KOREA FIRST BANK OF NEW YORK, TENANT
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